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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch EuroFund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-4026 of our report dated December 16, 1998 appearing in the annual report to shareholders of Merrill Lynch Eurofund for the year ended October 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
February 23, 1999